Atlassian Announces Fourth Quarter and Fiscal Year 2025 Results
Quarterly revenue of $1,384 million, up 22% year-over-year
Quarterly subscription revenue of $1,313 million, up 23% year-over-year
Quarterly GAAP operating margin of (2)% and non-GAAP operating margin of 24%
Quarterly cash flow from operations of $375 million and free cash flow of $360 million
Team Anywhere/San Francisco (August 7, 2025) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its fourth quarter and fiscal year ended June 30, 2025. A shareholder letter was posted on the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
Fourth Quarter and Fiscal Year 2025 Earnings Results
“We closed out FY25 delivering over $5.2 billion of revenue, generating over $1.4 billion in free cash flow, and reaching 2.3 million AI monthly active users,” said Mike Cannon-Brookes, Atlassian’s CEO and co-Founder. “AI is fundamentally changing the way we work, and creating significant tailwinds for Atlassian in the process. With our world-class cloud platform underpinned by the breadth and depth of our Teamwork Graph, and Rovo’s AI capabilities at the center, we are uniquely positioned to help every team unleash enterprise knowledge at scale.”
“Strong execution by our sales teams and partners delivered a solid close to the fiscal year with Cloud revenue of $928 million, up 26% year over year in Q4,” said Joe Binz, Atlassian’s CFO. “Our results this quarter strengthen our conviction in the investments we are making across our strategic priorities of Enterprise Cloud, AI, and the Atlassian System of Work.”
Fourth Quarter Fiscal Year 2025 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $1,384.3 million for the fourth quarter of fiscal year 2025, up 22% from $1,131.6 million for the fourth quarter of fiscal year 2024.
•Operating Loss and Operating Margin: Operating loss was $28.5 million for the fourth quarter of fiscal year 2025, compared with operating loss of $67.0 million for the fourth quarter of fiscal year 2024. Operating margin was (2%) for the fourth quarter of fiscal year 2025, compared with (6%) for the fourth quarter of fiscal year 2024.
•Net Loss and Net Loss Per Diluted Share: Net loss was $23.9 million for the fourth quarter of fiscal year 2025, compared with net loss of $196.9 million for the fourth quarter of fiscal year 2024. Net loss per diluted share was $0.09 for the fourth quarter of fiscal year 2025, compared with net loss per diluted share of $0.76 for the fourth quarter of fiscal year 2024.
•Balance Sheet: Cash and cash equivalents plus marketable securities at the end of the fourth quarter of fiscal year 2025 totaled $2.9 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $335.9 million for the fourth quarter of fiscal year 2025, compared with operating income of $222.0 million for the fourth quarter of fiscal year 2024. Operating margin was 24% for the fourth quarter of fiscal year 2025, compared with 20% for the fourth quarter of fiscal year 2024.
•Net Income and Net Income Per Diluted Share: Net income was $259.1 million for the fourth quarter of fiscal year 2025, compared with net income of $171.4 million for the fourth quarter of fiscal year 2024. Net income per diluted share was $0.98 for the fourth quarter of fiscal year 2025, compared with net income per diluted share of $0.66 for the fourth quarter of fiscal year 2024.
•Free Cash Flow: Cash flow from operations was $375.3 million and free cash flow was $360.3 million for the fourth quarter of fiscal year 2025. Free cash flow margin for the fourth quarter of fiscal year 2025 was 26%.

Fiscal Year 2025 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $5.2 billion for fiscal year 2025, up 20% from $4.4 billion for fiscal year 2024.
•Operating Loss and Operating Margin: Operating loss was $130.4 million for fiscal year 2025, compared with operating loss of $117.1 million for fiscal year 2024. Operating margin was (3%) for both fiscal year 2025, and fiscal year 2024.
•Net Loss and Net Loss Per Diluted Share: Net loss was $256.7 million for fiscal year 2025, compared with net loss of $300.5 million for fiscal year 2024. Net loss per diluted share was $0.98 for fiscal year 2025, compared with net loss per diluted share of $1.16 for fiscal year 2024.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $1,287.3 million for fiscal year 2025, compared with operating income of $1,014.1 million for fiscal year 2024. Operating margin was 25% for fiscal year 2025, compared with 23% for fiscal year 2024.
•Net Income and Net Income Per Diluted Share: Net income was $975.9 million for fiscal year 2025, compared with net income of $762.4 million for fiscal year 2024. Net income per diluted share was $3.68 for fiscal year 2025, compared with net income per diluted share of $2.93 for fiscal year 2024.
•Free Cash Flow: Cash flow from operations was $1,460.4 million and free cash flow was $1,415.5 million for fiscal year 2025. Free cash flow margin for fiscal year 2025 was 27%.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”
Recent Business Highlights:
•Strategic Partnership with Google Cloud: Atlassian and Google Cloud announced an expanded strategic partnership to bring together Atlassian’s enterprise-grade, AI-powered teamwork platform with Google Cloud’s AI-optimized infrastructure. This partnership marks a major milestone in Atlassian’s multi-cloud strategy to accelerate cloud transformation and deliver advanced AI solutions to millions of users.
•A Leader in The Forrester Wave™: Value Stream Management Solutions, Q2 2025: Atlassian was named a Leader in The Forrester Wave™: Value Stream Management Solutions, Q2 20251. Underpinned by a unified cloud platform and a foundational data layer connected to first and third-party tools, Atlassian apps like Jira, Confluence, Rovo, Bitbucket, Compass and Jira Align enable leaders to connect work, teams, and outcomes to equip them with powerful insights across their entire organization.
•Atlassian Talent: Atlassian announced the general availability of Talent as part of its Strategy Collection. Talent is a workforce planning app that gives leaders a dynamic view of their organization in order to align talent to strategy and surface actionable insights about workforce allocation to enable faster, confident decision-making.
•A Leader in The Forrester Wave™: DevOps Platforms, Q2 2025: Atlassian was named a Leader in The Forrester Wave™: DevOps Platforms, Q2 20251, receiving the highest scores possible (5/5) across Vision, Innovation, and Roadmap. Atlassian apps like Jira, Confluence, Rovo, and Bitbucket, all of which are powered by the Atlassian Cloud Platform, improve software quality and developer experience by turning data into real-time actionable insights and increasing the speed of delivery.
•Rovo Dev Agent in the Command Line Interface: Atlassian introduced Rovo in the Command Line Interface (CLI), bringing agentic AI directly into the terminal environment. Rovo Dev in the CLI is natively integrated with Atlassian applications like Jira, Confluence and Bitbucket, bringing intelligent automation and code understanding directly to developers’ terminals — accelerating workflows, reducing context-switching, and empowering teams to improve code quality and productivity.
•Customers with >$10,000 in Cloud ARR: Atlassian ended its fourth quarter of fiscal year 2025 with 51,978 customers with greater than $10,000 in Cloud annualized recurring revenue (Cloud ARR), an increase of 13% year-over-year.
•Recognized on the U.S. News List of Best Companies to Work For: Atlassian was recognized on the U.S. News List of Best Companies to Work For Overall. This recognition underscores Atlassian's commitment to
1 Forrester does not endorse any company, product, brand, or service included in its research publications and does not advise any person to select the products or services of any company or brand based on the ratings included in such publications. Information is based on the best available resources. Opinions reflect judgment at the time and are subject to change. For more information, read about Forrester’s objectivity at https://www.forrester.com/about-us/objectivity/

cultivating a people-first workplace, which is reflected in the passion, teamwork, and shared values of all employees who continue to shape and uphold Atlassian’s exceptional culture.
President Departure:
Atlassian announced that President Anu Bharadwaj will depart to pursue new opportunities, effective December 31, 2025. Anu joined Atlassian almost 12 years ago, and in her tenure, has held a variety of leadership roles, including Head of Product, Chief Operating Officer, and her current role as President. Anu drove Atlassian’s shift from on-premise to cloud, spearheaded its cloud platform strategy, and most recently played a key role in shaping Atlassian’s System of Work strategy. Anu’s impact will long be felt through the incredible product and platform experiences Atlassian customers enjoy each day.
“Anu is a truly transformational leader, known for leading with a full heart and a hell of a lot of courage. Her impact over more than a decade is immeasurable, and her legacy will live on through the amazing tapestry of talent and incredible leadership team she has fostered,” said Mike Cannon-Brookes. “I couldn’t be more grateful for what Anu has put into this place, and wish her all the best in her next chapter.”

“While it’s time for me to tread new ground, I’m incredibly grateful for our customers and team who have made Atlassian my home for many years,” said Bharadwaj. “As I look to the future, I’m filled with confidence that Atlassian’s exciting trajectory will only continue, as we usher in a new AI-era for teamwork.”
Financial Targets:
Atlassian is providing its financial targets as follows:
First Quarter Fiscal Year 2026:
•Total revenue is expected to be in the range of $1,395 million to $1,403 million.
•Cloud revenue growth year-over-year is expected to be approximately 22.5%.
•Data Center revenue growth year-over-year is expected to be approximately 8.0%.
•Marketplace and other revenue growth year-over-year is expected to be approximately 11.5%.
•Gross margin is expected to be approximately 82.5% on a GAAP basis and approximately 84.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (5.5%) on a GAAP basis and approximately 20.5% on a non-GAAP basis.
Fiscal Year 2026:
•Total revenue growth year-over-year is expected to be approximately 18.0%.
•Cloud revenue growth year-over-year is expected to be approximately 21.0%.
•Data Center revenue growth year-over-year is expected to be approximately 12.5%.
•Marketplace and other revenue growth year-over-year is expected to be approximately 10.0%.
•Gross margin is expected to be approximately 83.5% on a GAAP basis and approximately 85.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (2.5%) on a GAAP basis and approximately 24.0% on a non-GAAP basis.
For additional commentary regarding financial targets, please see Atlassian’s fourth quarter fiscal year 2025 shareholder letter dated August 7, 2025.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.
Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, August 7, 2025 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.

About Atlassian
Atlassian unleashes the potential of every team. A recognized leader in software development, work management, and enterprise service management software, Atlassian enables enterprises to connect their business and technology teams with an AI-powered system of work that unlocks productivity at scale. Atlassian’s collaboration software powers over 80% of the Fortune 500 and 300,000+ customers worldwide - including NASA, Rivian, Deutsche Bank, United Airlines, and Bosch - who rely on our solutions to drive work forward.
Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” “further,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including but not limited to risks and uncertainties related to statements about our platform, offerings and capabilities and planned offerings and capabilities, investments, System of Work, AI solutions, customers, company culture, strategic partnerships, strategic priorities, leadership transitions, anticipated growth, outlook and results, and our financial targets such as total revenue, Cloud, Data Center, and Marketplace and other revenue, and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.
Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q, as well as those that may be updated in our future filings with the SEC. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://investors.atlassian.com.
About Non-GAAP Financial Measures
In addition to the measures presented in our consolidated financial statements, we regularly review other measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit and non-GAAP gross margin. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.

•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, gain on a non-cash sale of a controlling interest of a subsidiary and the related income tax adjustments.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.
Customers with >$10,000 in Cloud ARR
We define the number of customers with Cloud ARR greater than $10,000 at the end of any particular period as the number of organizations with unique domains with an active Cloud subscription for two or more seats and greater than $10,000 in Cloud ARR.
We define Cloud ARR as the annualized recurring revenue run-rate of Cloud subscription agreements at a point in time. We calculate Cloud ARR by taking the Cloud monthly recurring revenue (“Cloud MRR”) run-rate and multiplying it by 12. Cloud MRR for each month is calculated by aggregating monthly recurring revenue from committed contractual amounts at a point in time. Cloud ARR and Cloud MRR should be viewed independently of revenue and do not represent our revenue under GAAP, as they are operational metrics that can be affected by contract start and end dates and renewal rates.

Atlassian Corporation
Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2025	2024	2025	2024
Revenues:
Subscription	$1,312,532	$1,068,871	$4,930,604	$3,924,389
Other	71,812	62,719	284,700	434,214
Total revenues	1,384,344	1,131,590	5,215,304	4,358,603
Cost of revenues (1) (2)	234,425	217,505	894,851	803,495
Gross profit	1,149,919	914,085	4,320,453	3,555,108
Operating expenses:
Research and development (1) (2)	700,678	589,104	2,669,312	2,184,111
Marketing and sales (1) (2)	314,416	239,603	1,134,535	877,497
General and administrative (1)	163,304	152,328	646,998	610,577
Total operating expenses	1,178,398	981,035	4,450,845	3,672,185
Operating loss	(28,479)	(66,950)	(130,392)	(117,077)
Other income (expense), net	(7,985)	(6,952)	(50,277)	(30,916)
Interest income	30,407	27,430	112,324	96,663
Interest expense	(8,137)	(7,647)	(30,550)	(34,077)
Loss before provision for income taxes	(14,194)	(54,119)	(98,895)	(85,407)
Provision for income taxes	(9,709)	(142,800)	(157,792)	(215,112)
Net loss	$(23,903)	$(196,919)	$(256,687)	$(300,519)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.09)	$(0.76)	$(0.98)	$(1.16)
Diluted	$(0.09)	$(0.76)	$(0.98)	$(1.16)
Weighted-average shares used in computing net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	262,884	260,326	261,787	259,133
Diluted	262,884	260,326	261,787	259,133
(1)Amounts include stock-based compensation as follows:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2025	2024	2025	2024
Cost of revenues	$20,792	$17,817	$83,017	$71,691
Research and development	242,870	183,822	937,440	712,409
Marketing and sales	45,947	33,515	168,270	137,347
General and administrative	40,895	38,334	173,495	159,986
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2025	2024	2025	2024
Cost of revenues	$10,131	$11,706	$40,508	$36,988
Research and development	93	93	374	374
Marketing and sales	3,618	3,663	14,635	12,386

Atlassian Corporation
Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	June 30, 2025	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$2,512,874	$2,176,930
Marketable securities	424,268	161,973
Accounts receivable, net	778,302	628,049
Prepaid expenses and other current assets	175,793	109,312
Total current assets	3,891,237	3,076,264
Non-current assets:
Property and equipment, net	105,118	86,315
Operating lease right-of-use assets	169,127	172,468
Strategic investments	221,942	223,221
Intangible assets, net	244,840	299,057
Goodwill	1,304,445	1,288,756
Deferred tax assets	3,762	3,934
Other non-current assets	101,499	62,118
Total assets	$6,041,970	$5,212,133
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$222,092	$177,545
Accrued expenses and other current liabilities	681,601	577,359
Deferred revenue, current portion	2,227,002	1,806,269
Operating lease liabilities, current portion	50,164	48,953
Total current liabilities	3,180,859	2,610,126
Non-current liabilities:
Deferred revenue, net of current portion	254,252	308,467
Operating lease liabilities, net of current portion	201,483	214,474
Long-term debt	987,684	985,911
Deferred tax liabilities	23,881	20,387
Other non-current liabilities	48,157	39,917
Total liabilities	4,696,316	4,179,282
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	5,574,290	4,212,064
Accumulated other comprehensive income (loss)	13,226	25,300
Accumulated deficit	(4,241,865)	(3,204,516)
Total stockholders’ equity	1,345,654	1,032,851
Total liabilities and stockholders’ equity	$6,041,970	$5,212,133

Atlassian Corporation
Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(23,903)	$(196,919)	$(256,687)	$(300,519)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,221	23,178	92,375	78,738
Stock-based compensation	350,504	273,488	1,362,222	1,081,433
Deferred income taxes	5,233	217	4,050	119
Amortization of interest rate swap contracts	(5,987)	(4,166)	(26,344)	(4,166)
Net loss (gain) on strategic investments	(1,552)	1,587	22,994	13,337
Net foreign currency loss (gain)	5,256	2,159	(2,494)	2,301
Other	(291)	607	(532)	(73)
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable, net	(136,080)	18,025	(150,035)	(148,469)
Prepaid expenses and other assets	(19,418)	56,406	(85,385)	(3,122)
Accounts payable	28,247	(10,700)	42,873	18,150
Accrued expenses and other liabilities	37,184	103,165	90,988	158,123
Deferred revenue	112,901	159,172	366,368	552,307
Net cash provided by operating activities	375,315	426,219	1,460,393	1,448,159
Cash flows from investing activities:
Business combinations, net of cash acquired	(8,276)	(3,040)	(14,245)	(847,767)
Purchases of property and equipment	(14,997)	(13,590)	(44,850)	(33,112)
Purchases of strategic investments	(780)	(6,150)	(27,430)	(14,400)
Purchases of marketable securities	(134,596)	(35,207)	(411,635)	(248,897)
Proceeds from maturities of marketable securities	19,666	37,387	144,878	116,537
Proceeds from sales of marketable securities	3,895	2,501	5,893	41,514
Proceeds from sales of strategic investments	130	—	5,067	22,379
Net cash used in investing activities	(134,958)	(18,099)	(342,322)	(963,746)
Cash flows from financing activities:
Repayment of Term Loan	—	(975,000)	—	(1,000,000)
Proceeds from issuance of debt, net of issuance cost	—	987,039	—	987,039
Repurchases of Class A Common Stock	(392,283)	(192,227)	(779,439)	(395,256)
Other	—	—	(3,143)	—
Net cash used in financing activities	(392,283)	(180,188)	(782,582)	(408,217)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	3,860	(3)	151	(1,989)
Net increase in cash, cash equivalents, and restricted cash	(148,066)	227,929	335,640	74,207
Cash, cash equivalents, and restricted cash at beginning of period	2,661,828	1,950,193	2,178,122	2,103,915
Cash, cash equivalents, and restricted cash at end of period	$2,513,762	$2,178,122	$2,513,762	$2,178,122

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2025	2024	2025	2024
Cloud	$927,730	$738,006	$3,447,427	$2,698,899
Data Center	380,776	326,663	1,467,167	1,208,498
Server	—	—	—	177,645
Marketplace and other (1)	75,838	66,921	300,710	273,561
Total revenues	$1,384,344	$1,131,590	$5,215,304	$4,358,603
(1) Included in Marketplace and other is premier support revenue. Premier support consists of subscription-based arrangements for a higher level of support across different deployment options. Premier support is recognized as Subscription revenue on the Consolidated Statements of Operations as the services are delivered over the term of the arrangement.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2025	2024	2025	2024
Gross profit
GAAP gross profit	$1,149,919	$914,085	$4,320,453	$3,555,108
Plus: Stock-based compensation	20,792	17,817	83,017	71,691
Plus: Amortization of acquired intangible assets	10,131	11,706	40,508	36,988
Non-GAAP gross profit	$1,180,842	$943,608	$4,443,978	$3,663,787
Gross margin
GAAP gross margin	83%	81%	83%	82%
Plus: Stock-based compensation	2	1	2	1
Plus: Amortization of acquired intangible assets	—	1	—	1
Non-GAAP gross margin	85%	83%	85%	84%
Operating income
GAAP operating loss	$(28,479)	$(66,950)	$(130,392)	$(117,077)
Plus: Stock-based compensation	350,504	273,488	1,362,222	1,081,433
Plus: Amortization of acquired intangible assets	13,842	15,462	55,517	49,748
Non-GAAP operating income	$335,867	$222,000	$1,287,347	$1,014,104
Operating margin
GAAP operating margin	(2%)	(6%)	(3%)	(3%)
Plus: Stock-based compensation	25	25	27	25
Plus: Amortization of acquired intangible assets	1	1	1	1
Non-GAAP operating margin	24%	20%	25%	23%
Net income
GAAP net loss	$(23,903)	$(196,919)	$(256,687)	$(300,519)
Plus: Stock-based compensation	350,504	273,488	1,362,222	1,081,433
Plus: Amortization of acquired intangible assets	13,842	15,462	55,517	49,748
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	—	(1,378)
Less: Income tax adjustments (1)	(81,330)	79,396	(185,107)	(66,875)
Non-GAAP net income	$259,113	$171,427	$975,945	$762,409
Net income per share
GAAP net loss per share - diluted	$(0.09)	$(0.76)	$(0.98)	$(1.16)
Plus: Stock-based compensation	1.32	1.05	5.15	4.16
Plus: Amortization of acquired intangible assets	0.05	0.06	0.20	0.19
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	—	(0.01)
Less: Income tax adjustments (1)	(0.30)	0.31	(0.69)	(0.25)
Non-GAAP net income per share - diluted	$0.98	$0.66	$3.68	$2.93
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net loss per share	262,884	260,326	261,787	259,133
Plus: Dilution from dilutive securities (2)	2,826	484	3,407	1,076
Weighted-average shares used in computing diluted non-GAAP net income per share	265,710	260,810	265,194	260,209
Free cash flow
GAAP net cash provided by operating activities	$375,315	$426,219	$1,460,393	$1,448,159
Less: Capital expenditures	(14,997)	(13,055)	(44,850)	(32,577)
Free cash flow	$360,318	$413,164	$1,415,543	$1,415,582
(1) We utilize a fixed long-term projected non-GAAP tax rate in our computation of the non-GAAP income tax adjustments in order to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above. Additionally, we considered our current operating structure and other factors such as our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. For fiscal years 2025 and 2024, we determined the projected non-GAAP tax rate to be 26% and 27%, respectively. This fixed long-term projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Examples of the non-recurring and period specific items include but are not limited to changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. We will periodically re-evaluate this long-term rate, as necessary, for significant events. The rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix or fundamental tax law changes in major jurisdictions where we operate.
(2) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three months and fiscal years ended June 30, 2025 and 2024, because the effect would have been anti-dilutive.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

Three Months Ending September 30, 2025
GAAP gross margin	82.5%
Plus: Stock-based compensation	1.5
Plus: Amortization of acquired intangible assets	0.5
Non-GAAP gross margin	84.5%

GAAP operating margin	(5.5%)
Plus: Stock-based compensation	25.0
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP operating margin	20.5%

Fiscal Year Ending June 30, 2026
GAAP gross margin	83.5%
Plus: Stock-based compensation	1.5
Plus: Amortization of acquired intangible assets	0.5
Non-GAAP gross margin	85.5%

GAAP operating margin	(2.5%)
Plus: Stock-based compensation	25.5
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP operating margin	24.0%